                                                                    Exhibit 99.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           EXCLUSIVE LICENSE AGREEMENT

     THIS EXCLUSIVE LICENSE AGREEMENT (this "Agreement"), effective as of the Effective Date (as defined below) is between Transkaryotic Therapies, Inc., a corporation organized under the laws of the State of Delaware with its principal offices at 700 Main Street, Cambridge, Massachusetts 02139 ("TKT"), and Shire Pharmaceutical Group plc, a public limited company incorporated under the laws of England and Wales ("Shire"). TKT and Shire may be referred to herein individually as a "Party" or collectively as the "Parties".

                                    RECITALS

     WHEREAS, TKT and Aventis (as defined below) have entered into the Aventis Agreement (as defined below) related to GA-EPO (as defined below); and

     WHEREAS, pursuant to the Aventis Agreement, TKT enjoys certain rights and interests in and to GA-EPO (as defined below) in the Territory (as defined below), including the rights to a Registration Approval (as defined below) for GA-EPO in the European Union; and

     WHEREAS, Shire is engaged in the business of manufacturing, marketing and selling pharmaceutical products; and

     WHEREAS, certain additional manufacturing work, and related regulatory filings and approvals, are required prior to the commercialization of GA-EPO in the European Union; and

     WHEREAS, Shire has knowledge, experience and expertise in obtaining and maintaining registration approvals and price and reimbursement approvals in the Territory, making therapeutic drugs for use in the Territory, and commercializing therapeutic drugs in the Territory; and

     WHEREAS, TKT desires to appoint Shire to commercialize GA-EPO in the Territory, and Shire desires to accept such appointment, subject to the terms and conditions hereof;

     WHEREAS, TKT and Shire are concurrently entering into an Agreement and Plan of Merger dated April 21, 2005 among Transkaryotic Therapies, Inc., Shire Group PLC and Shire Acquisition Corporation;

     WHEREAS, this Agreement will not become effective and neither party shall have any obligations hereunder until and unless this Agreement becomes effective as set forth under Section 11.04 (e) of the Merger Agreement; and

     WHEREAS, this Agreement shall terminate and have no force or effect upon the earlier of (i) the Effective Time (as defined in Section 2.01 of the Merger Agreement) and (ii) termination of the Merger Agreement (except pursuant to
Section 11.04(e) of the Merger Agreement);

     NOW, THEREFORE, in consideration of the foregoing and the mutual terms, conditions and agreements set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be mutually bound hereby, TKT and Shire hereby agree as follows:

                                 1. DEFINITIONS

     As used in this Agreement, the singular includes the plural and the plural includes the singular, wherever so required by fact or context. Titles used in the Sections hereof are only for convenience and will not be regarded as part of this Agreement. "Schedule" means any schedule to this Agreement, each of them being made a part hereof. As used in this Agreement, and unless otherwise provided, the following terms have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement.

     "1974 Convention" has the meaning set forth in Section 13.3 hereof.

     "Additional Indication" means any indication other than the Initial Indication.

     "Adverse Drug Experience" means any "adverse experience" as defined or contemplated by 21 C.F.R. 312.32 or 314.80 or which may be considered adverse events as defined by the EMEA or other applicable Regulatory Authorities.

     "Affiliate(s)" means with respect to a Party, any corporation, firm, partnership or other entity, which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement; provided, however, that for purposes of this Agreement, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., Warburg Pincus LLC, their various sister entities, and the companies under their control (other than TKT and entities controlled by TKT) will not be considered Affiliates of TKT. An entity will be deemed to control another entity if it (a) owns, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such entity.

     "Agreement" has the meaning set forth in the preamble.

     "Auditor" has the meaning set forth in Section 6.7(a) hereof.

     "Aventis" means Aventis Pharmaceuticals Inc., a subsidiary of Sanofi-Aventis. The Parties understand and agree that, if the context so permits, the term "Aventis" may also encompass such other licensee of TKT with respect to exclusive rights to GA-EPO outside the Territory to the extent that, after the Effective Date of this Agreement, Aventis or TKT terminates Aventis's exclusive rights to GA-EPO outside the Territory and TKT licenses such rights to such other licensee (and provided that any such substitution will not adversely impact any of Shire's rights or obligations under this Agreement).

     "Aventis Agreement" means the Amended and Restated License Agreement dated March 26, 2004, between TKT and Aventis.

     "Aventis Determination Date" has the meaning set forth in Section 2.6(a) hereof.

     "Aventis Negative Determination" has the meaning set forth in Section 2.6(a) hereof.

     "Aventis Oncology Data" means the data generated by Aventis in conducting clinical trials of GA-EPO for oncology-related Additional Indications.

     "Aventis Positive Notification" has the meaning set forth in Section 2.6(a) hereof.

     "Aventis Technology" means all inventions, trade secrets, trademarks (all such trademarks, including without limitation the trademark "Dynepo", in the Territory are set forth together with their registration information on Exhibit F hereto to the extent that such information is in the possession of TKT as of the Effective Date; provided that TKT will update Exhibit F from time to time to the extent it becomes aware of new information after the Effective Date), copyrights, know-how, data, regulatory submissions and other intellectual property of any kind (including the patents and patent applications set forth on Exhibit C, and any proprietary biological materials, compounds or reagents in the Territory), which are owned or controlled by, or licensed (with the right to sublicense) to, Aventis as of March 26, 2004, relating to or necessary or useful for the manufacture, use, distribution, or sale of GA-EPO, including but not limited to any patents or patent applications licensed from Third Parties; provided, however, that the Marburg Technology will not be considered Aventis Technology. All Aventis Technology that has been licensed to Aventis by a Third Party is set forth on Exhibit D hereto, along with any costs, expenses, fees or royalties payable thereunder. For purposes of clarification, Aventis Technology will not include intellectual property developed by Third Parties related to testing procedures or methodologies utilized in the development and manufacture of GA-EPO, including but not limited to those procedures or methodologies developed by contractors or consultants of Aventis. Aventis Technology will include the Aventis Oncology Data upon delivery of the Aventis Oncology Data from Aventis to TKT.

     "cGMP" means the regulatory requirements for current good manufacturing practices promulgated from time to time by (as applicable) the European Commission, the EMEA or other applicable Regulatory Authorities.

     "Chemical Comparability" means that the Drug Substance manufactured in Lonza's 2000L facility in Slough, United Kingdom ("Slough Drug Substance") is chemically, physically and biologically comparable to drug substance of GA-EPO used as a reference standard from the 2000L scale Drug Substance manufactured in Lonza's facility in Portsmouth, New Hampshire, United States, or if insufficient drug substance of GA-EPO used as a reference standard is available, suitably acceptable 2000L scale Drug Substance which is described in the MAA as of the Effective Date ("Portsmouth Drug Substance"). For purposes of this Agreement, Slough Drug Substance shall be considered to have Chemical Comparability to the Portsmouth Drug Substance if it meets the criteria for comparability set forth in Exhibit E hereto or such other criteria upon which the Parties mutually agree should be included in Exhibit E, or, in the event that the Slough Drug Substance does not meet the criteria for chemical comparability set forth in Exhibit E hereto, the Slough Drug Substance will nonetheless be deemed to meet the criteria for chemical comparability if the Parties so agree.

     "CMC" has the meaning set forth in Section 2.6(c) hereof.

     "CMC Meeting" has the meaning set forth in Section 2.6(c) hereof.

     "Commercially Reasonable Efforts" means those efforts and resources of TKT comparable to those used generally within the pharmaceutical industry for any compound or product with similar market, commercialization or profitability potential in such country at a similar stage in its product life cycle, based on conditions prevailing at the time such efforts are undertaken.

     "Coordinating Committee" has the meaning set forth in Section 2.4(a) hereof.

     "CRM Meeting" has the meaning set forth in Section 2.5(b) hereof.

     "Determination Notice" has the meaning set forth in Section 2.5(a) hereof.

     "Drug Substance" means biologically active GA-EPO conforming to the Specifications or Specifications as defined in the Lonza Agreement, as the context requires, in a form appropriate for formulation and dispensing into dosage units.

     "Effective Date" means the date upon which this Agreement becomes effective in accordance with Section 11.04(e) of the Merger Agreement.

     "EMEA" means the European Medicines Agency or any successor agency with responsibilities comparable to the European Medicines Agency.

     "EPO" means GA-EPO and Second Generation Products.

     "Final U.S. Determination" has the meaning set forth in Section 5.2 hereof.

     "Finished Product" means the Drug Substance after it has undergone filtration (including sterilizing filtration), filling and finishing activities in accordance with cGMP, and in a condition suitable for human use, whether the presentation is in vial or syringe form, or such other presentation as may be agreed by the Parties.

     "First Commercial Sale" of GA-EPO means, on a country-by-country basis, the first sale by Shire or its Affiliates, sublicensees or distributors for use or consumption by the general public of GA-EPO, in any country in the Territory, after Registration Approval has been granted by the Regulatory Authority of such country. "First Commercial Sale" will not include sales of GA-EPO to an Affiliate, sublicensee or distributor unless the Affiliate, sublicensee or distributor is the end user of such GA-EPO, or the distribution of GA-EPO samples during the promotion thereof.

     "GA-EPO" means the gene-activated pharmaceutical composition of erythropoietin, in any dosage form, formulation or combination, for the Initial Indication or any Additional Indication, as described more fully in Exhibit A hereto, and will not include any Second Generation Product.

     "Initial Indication" means the treatment of anaemia in patients with chronic renal failure.

     "Inventions" has the meaning set forth in Section 9.1(a) hereof.

     "Liabilities" means any and all debts, duties, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission, regardless of whether such debt, duty, liability or obligation would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, duty, liability or obligation is immediately due and payable.

     "Lonza" means Lonza Biologics plc.

     "Lonza Agreement" means the Services Agreement dated July 23, 2004 between TKT and Lonza.

     "Lonza Technology" means the Cell Line, Process, and Product as defined in the Lonza Agreement, including but not limited to the complete manufacturing and production specifications for GA-EPO.

     "Losses" has the meaning set forth in Section 10.1 hereof.

     "MAA" means the Marketing Authorization for GA-EPO that has been filed through the centralized procedure for the European Union and approved by the European Commission.

     "Merger Agreement" means the Agreement and Plan of Merger dated April [ ], 2005 among TKT, Shire and Shire Acquisition Corp.

     "Manufacturing Know-How" means all know-how, trade secrets, inventions, discoveries, improvements, methods, processes, data and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon during the Term of this Agreement relating to or necessary or useful for the manufacture, production and packaging of GA-EPO, including but not limited to testing procedures and methodologies used in the manufacture and development of GA-EPO covered by the TKT Patent Rights or which uses the TKT Technology or Aventis Technology.

     "Marburg Technology" means all inventions, trade secrets, know-how, data and other intellectual property of any kind which is owned, controlled by or licensed to Aventis (with the right to sublicense) as of March 26, 2004 relating to the use of perfusion technology to process a serum free adapted version of a GA-EPO producing cell line; provided, however, that the Marburg Technology will not be considered "Manufacturing Know-How" owned by Aventis.

     "Material Activities" means (a) the successful transfer of the MAA to Shire from Aventis or TKT, as the case may be, (b) the transfer of Aventis Oncology Data to Shire and (c) the establishment of Chemical Comparability.

     "Net Sales" shall have the meaning set forth in the Aventis Agreement, but with respect to sales by Shire and Shire's Affiliates and sublicensees rather than with respect to TKT and its Affiliates and sublicensees.

     "Party" and "Parties" has the meaning set forth in the preamble.

     "Phase IV Clinical Study" means a human clinical study initiated in a country in the Territory for an approved indication after receipt of Registration Approval for such indication in such country.

     "Price" means the price, where required, set by any Pricing and Reimbursement Authority from time to time at which GA-EPO may be sold in the relevant country.

     "Price and Reimbursement Approvals" means the approvals of the price and the reimbursement category (where relevant) for GA-EPO as established from time to time by the relevant Pricing and Reimbursement Authority in the applicable country in the Territory. Price and Reimbursement Approvals will not include Registration Approval.

     "Pricing and Reimbursement Authority" means the applicable authority of any country in the Territory with responsibility for setting the Price and/or Reimbursement for GA-EPO in such country.

     "Qualified Person" means the person referred to in article 48 of Directive 2001/83/EC or in Article 13(2) of Directive 2001/20/EC.

     "Registration Approval" means the approval of GA-EPO issued by the European Commission or any other Regulatory Authority in the Territory that is required for the commercial sale of GA-EPO in the applicable country in the Territory, including any required approvals by Regulatory Authorities of facilities to manufacture GA-EPO. Registration Approval will not include Price and Reimbursement Approval.

     "Regulatory Authority" means the applicable regulatory authority of any country or countries in the Territory with responsibility for approving or registering GA-EPO for sale in such country.

     "Reimbursement" means the reimbursement category established for GA-EPO from time to time by any Pricing and Reimbursement Authority in the applicable country in the Territory.

     "Royalty Report" has the meaning set forth in Section 6.2 (c) hereof.

     "Sanofi-Aventis" means the entity formed through the merger of Sanofi SA and Aventis SA.

     "Second Generation Product" means any erythropoietin product or service that is: (a) any derivative, modification, mutant, fragment or peptide analog of erythropoietin or (b) any other therapy involving the administration of erythropoietin such as gene or cell therapy processes or cell therapy products, carrier systems, fusion proteins, polymers and peptides. For purposes of clarity, the definition of Second Generation Product does not include any small molecule. For the purpose of clarity, the definition of Second Generation Product includes versions of GA-EPO that are long acting.

     "Senior Executives" will have the meaning set forth in Section 13.9(a) hereof.

     "Serious Adverse Drug Experience" means any "Adverse Drug Experience" that is fatal or life threatening, is permanently disabling, requires in-patient hospitalization, or is a congenital anomaly, cancer or overdose, or any other event which would constitute a "serious adverse drug experience" pursuant to the terms of 21 C.F.R 312.32 or 314.80 or may be considered medically serious events as defined by the EMEA or other applicable Regulatory Authorities.

     "Shire" has the meaning set forth in the preamble.

     "Specifications" means the specifications, manufacturing processes and procedures and analytical assays and test methods for Drug Substance or Finished Product, as the case may be, approved by the European Commission, the EMEA or other applicable Regulatory Authority from time to time. It is understood and agreed that with respect to any Drug Substance sold to Shire by TKT, "Specifications" will mean specifications as defined in the Lonza Agreement.

     "Supplementary Protection Certificate" means the supplementary protection certificate for medicinal products and their equivalents provided under Control Regulation (EEC) No. 1768/92 of June 18, 1992.

     "Term" means the period beginning at the Effective Date and ending when this Agreement expires in accordance with Article 12 hereof.

     "Territory" means all of the countries of the world, excluding the United States of America (and its territories and possession, including without limitation, Puerto Rico); provided however, that Canada will not be included in the Territory until such time that TKT has obtained the consent of Aventis for such inclusion .

     "Third Party" means any person other than a Party to this Agreement or its Affiliates.

     "TKT" has the meaning set forth in the preamble.

     "TKT Excluded Field" means products or services that: (i) have the biological function in humans of erythropoetin, (ii) have the same biological target as erythropoetin, and/or (iii) are directed to stimulating in a mammal the production of platelets and/or red blood cells.

     "TKT Intellectual Property" means the TKT Patent Rights, the TKT Technology and the Trademarks.

     "TKT Patent Rights" means all present and future patents, patent applications, patent extensions, certificates of invention, or applications for certificates of invention, together with any divisions, continuations or continuations-in-part thereof, which are owned or controlled by TKT relating to or necessary or useful for the development, manufacture, use, distribution, sale or other commercialization of EPO; provided, however, that TKT Patent Rights will not include Aventis Technology.

     "TKT Technology" means all present and future inventions, trade secrets, copyrights, know-how, data, regulatory submissions and other intellectual property of any kind (including any proprietary biological materials, compounds or reagents but not including TKT Patent Rights) which are owned or controlled by, or licensed (with the right to sublicense) to, TKT relating to or necessary or useful for the manufacture, use, distribution, sale or other commercialization of EPO, including but not limited to any patents or patent applications licensed from Third Parties; provided, however, that TKT Technology will not include Aventis Technology.

     "TKT's Knowledge" means the actual knowledge, without undertaking any additional investigation for purposes of entering into this Agreement, of the following employees of TKT: (a) David Pendergast, Chief Executive Officer, (b) Gregory Perry, Chief Financial Officer, (c) John Conley, Vice President of Business Development and Dynepo Program Executive, (d) Tamara Joseph, Vice President, Legal, and General Counsel, (e) Kerry Flynn, Vice President, Intellectual Property and Chief Intellectual Property Counsel and (f) Philip Chase, Chief Corporate Counsel.

     "Trademarks" means the trademarks, service marks, trade names, trade dress and logos used on or in connection with the identification or marketing of GA-EPO owned or controlled by or licensed (with the right to sublicense) to TKT, as listed in Exhibit B hereto (as the same may be amended and supplemented from time to time); provided, however, that Trademarks will not include Aventis Technology.

     "Trademark Infringement" has the meaning set forth in Section 8.1(d) hereof.

     "U.S. Amgen Patent Litigation" will have the meaning set forth in Section
5.2 hereof.

     "Vetter Agreement" means an agreement to be entered into after the date of this Agreement between Vetter Pharma-Fertigung GmbH & Co. KG, and TKT with regard to the manufacture of GA-EPO.

              2. DEVELOPMENT, APPROVAL AND REIMBURSEMENT OF PRODUCT

     2.1. TKT's Responsibilities.

          (a) At TKT's cost, TKT will undertake all activities necessary to transfer to Shire all documentation, information, regulatory, price and reimbursement applications and approvals, and know-how, including without limitation any Registration Approvals, related to EPO necessary for Shire to exercise its rights under this Agreement, in each case, as promptly as practicable after the Effective Date. In furtherance of the foregoing, TKT will, at TKT's expense:

                    (i) notify Aventis, within five (5) days of the Effective Date, that Aventis will be required, upon Shire's request, to effectuate the transfer of all right, title, interest, possession and control of any application for regulatory authorization and regulatory authorization for GA-EPO in the Territory, including without limitation the MAA, and use Commercially Reasonable Efforts to cause Aventis to, within thirty (30) days of Shire's request, prepare and submit an MAA license transfer application to the EMEA requesting transfer of the MAA from Aventis to Shire, or at Shire's request, to TKT; provided, however, that in the event the MAA is transferred from Aventis to TKT, then TKT will transfer such MAA to Shire as promptly as practicable after transfer of the MAA from Aventis. Notwithstanding the foregoing, for the avoidance of doubt, Shire will have final decision-making authority with respect to plans, actions and filings for the MAA transfer and all regulatory submissions related thereto, regardless of whether the MAA is transferred directly to Shire or to TKT followed by transfer to Shire. except that if the MAA is transferred from Aventis to TKT in response to a request by Shire, then TKT shall promptly transfer the MAA to Shire and Shire shall cooperate fully with TKT to facilitate the transfer;

                    (ii) use Commercially Reasonable Efforts to cause Aventis to provide TKT with copies of all submissions related to GA-EPO to any Regulatory Authorities which have been made prior to March 26, 2004, and to provide copies of such submissions to Shire, including but not limited to a copy of the MAA;

                    (iii) TKT will provide (to the extent in TKT's possession), and will use Commercially Reasonable Efforts to cause Aventis to provide, Shire with copies of all submissions related to GA-EPO to Regulatory Authorities in any country outside the Territory and the results of all clinical trials conducted by, or under the supervision of, Aventis and any results, reports or publications of any local investigator initiated studies in the Territory with respect to GA-EPO (clinical or preclinical) available to Aventis. In addition, TKT will use Commercially Reasonable Efforts to cause Aventis to provide TKT with updated information on status and plans including timing for completion of the study reports with respect to the study related to the risk of tumor progression and thromboembolic events in cancer patients, and a list of clinical investigators who have been associated with the development of GA-EPO for both renal and oncology clinical development and will provide the foregoing to Shire upon TKT's receipt from Aventis;

                    (iv) use Commercially Reasonable Efforts to cause Aventis to provide to TKT all documentation related to GA-EPO available to Aventis which is reasonably required or useful for regulatory submissions by Shire, and to provide such documentation that is in TKT's possession or that TKT receives to Shire. Without limiting the generality of the foregoing, to the extent reasonably required or useful to Shire, TKT will use Commercially Reasonable Efforts to cause Aventis to provide TKT with pre-clinical data and reports, clinical data and reports (including but not limited to the Aventis Oncology
Data), regulatory filings (including but not limited to the MAA), manufacturing data and reports, and any other information or documentation related to GA-EPO which Shire may reasonably request and which is in the possession of Aventis, and to provide Shire with copies of such pre-clinical data and reports, clinical data and reports (including but not limited to the Aventis Oncology Data), regulatory filings (including but not limited to the MAA), manufacturing data and reports, and any other information or documentation; provided, however, that Aventis will have the right to redact any documents provided to TKT to remove information not related to GA-EPO; and provided, further, that Shire will have the right to reference such documentation in its regulatory filings in the Territory but ownership of all such documentation (and any data contained in such documentation) so conveyed will remain vested in Aventis. In addition, TKT will use Commercially Reasonable Efforts to cause Aventis to provide TKT with copies of all submissions to Regulatory Authorities outside the Territory and the results of all clinical trials conducted by, or under the supervision of, TKT or Aventis with respect to GA-EPO, and to provide such copies of submissions and results of clinical trials provided by Aventis to TKT or otherwise in TKT's possession to Shire. For purposes of clarity, Shire shall not be required to pay any additional consideration to TKT or Aventis for the transfers contemplated by this Section 2.1(a)(iv), including with respect to the transfer of the Aventis Oncology Data;

                    (v) use Commercially Reasonable Efforts to facilitate direct communication and transfer of information and documentation related to GA-EPO between Shire and Aventis, including but not limited to the identification of personnel at Aventis appropriate to effectuate such transfer, and to cause Aventis to jointly participate with Shire in discussions and meetings with the EMEA, and any other relevant Regulatory Authorities in the Territory in order to agree to a plan for the transfer to Shire of the MAA;

                    (vi) use Commercially Reasonable Efforts to otherwise enforce TKT's rights under the Aventis Agreement in order to provide Shire with the information, documentation and rights reasonably required for Shire to exercise its rights under this Agreement;

                    (vii) use Commercially Reasonable Efforts to complete the Material Activities;

                    (viii) use Commercially Reasonable Efforts to establish Chemical Comparability of Drug Substance manufactured by Lonza in its UK facility;

                    (ix) transfer to Shire the pharmacovigilance database previously transferred to TKT by Aventis with respect to GA-EPO;

                    (x) use Commercially Reasonable Efforts to cause Aventis to
(A) enter into a safety data exchange agreement to allow both Shire and Aventis to fulfill regulatory reporting requirements with respect to GA-EPO with the applicable Regulatory Authorities, (B) work with Shire to agree upon a benefit risk management plan, and (C) agree with Shire to allow Shire to hold the global safety database and manage global signal detection on behalf of Shire and Aventis; and

                    (xi) use Commercially Reasonable Efforts to cause Aventis to continue to fulfill its obligations as the holder of the MAA until the transfer thereof to Shire with respect to regulatory matters related to GA-EPO that are on-going as of the Effective Date, including but not limited to making regulatory submissions relating to the risk of tumor progression and thromboembolic events in cancer patients, maintaining responsibility for quality and pharmacovigilance matters and discharging responsibilities as the sponsor of clinical trials in the Territory (including handling responsibilities associated with the Clinical Trial Directive (01 May 2004) where implemented.

          (b) TKT will use Commercially Reasonable Efforts to complete, at TKT's cost, any additional required technical transfer of the manufacturing processes for GA-EPO to Lonza's facility in Slough, UK and Vetter, as promptly as practicable.

          (c) TKT will use Commercially Reasonable Efforts to provide Shire with reasonable assistance related to Shire's activities with respect to GA-EPO in the Territory, at Shire's cost and upon reasonable request to TKT, to the extent that TKT has the expertise required to provide such assistance, and upon reasonable terms to be agreed upon in good faith by the Parties. TKT will use sound and professional principles and practices in the performance of such assistance in accordance with normally accepted industry standards, and the performance will reflect TKT's best professional knowledge, skill and judgment. TKT will take direction from Shire with respect to the performance of such assistance.

          (d) Notwithstanding the foregoing, in the event that TKT is unable to meet the obligations set forth in this Section 2.1 due to any scientific, medical, legal, or regulatory issue outside of TKT's control, then failure of TKT to complete the foregoing obligations will not be considered a breach of this Agreement.

     2.2. Development Activities. Shire will be responsible for the development of EPO that Shire may in its sole discretion propose to initiate and execute in the Territory, including registration and non-registration trials (including Phase IV Clinical Studies and other post-approval studies).

     2.3. TKT Excluded Field. TKT agrees that for the Term of this Agreement, TKT and its Affiliates will not engage, directly or indirectly, in any activity involving the making using, developing, licensing, manufacturing, selling, importing or exporting any product or processes in the TKT Excluded Field for marketing and sales in the Territory.

     2.4. Coordination with TKT.

          (a) Coordinating Committee. Promptly after the Effective Date, to the extent requested by Shire, the Parties will establish a committee consisting of personnel from TKT and Shire with expertise in pre-clinical and clinical development, regulatory affairs, clinical safety and pharmacovigilance, reimbursement, sales, marketing, intellectual property, process development, and manufacturing (the "Coordinating Committee"). The Coordinating Committee will be an advisory, not a decision-making, body; each Party will retain final decision-making authority for the activities for which it is responsible hereunder. The Coordinating Committee will coordinate between the Parties on issues related to pre-clinical and clinical development, regulatory affairs, reimbursement, sales, marketing, intellectual property, process development, and manufacturing in relation to GA-EPO for which coordination between the Parties is necessary or desirable. In particular, the Coordinating Committee will discuss matters appropriate to the transition of GA-EPO from Aventis or TKT to Shire and matters relating to the transition of manufacturing responsibilities from TKT's licensees and sublicensees to Shire. For the avoidance of doubt, Shire or its Affiliates will be solely responsible for all Price and Reimbursement Approval proceedings with respect to GA-EPO in the Territory, and Shire will have complete discretion in setting pricing for GA-EPO in the Territory.

     2.5. Coordination with Aventis.

          (a) Aventis Notification Date. For purposes of information, according to the Aventis Agreement, promptly, but in no event more than ninety (90) days following a Final U.S. Determination (the "Aventis Determination Date"), Aventis is required to notify TKT in writing (a "Determination Notice") of its intention to either (i) continue development and commercialization of GA-EPO in the United States (an "Aventis Positive Notification"), or (ii) terminate the Aventis Agreement (an "Aventis Negative Determination"). The failure of Aventis to deliver a Determination Notice to TKT within such ninety (90) day period will be deemed an Aventis Positive Notification.

          (b) Clinical, Regulatory and Marketing Activities. To the extent requested by Aventis or Shire, representatives of TKT, Shire (and its sublicensees) and Aventis (and its sublicensees) will meet from time to time as may be determined between such parties, but in no event less frequently than annually, at a place mutually agreed to by such parties (each, a "CRM Meeting"). At each CRM Meeting each party referenced in the first sentence hereof will review the clinical, regulatory and marketing activities undertaken by each other such party or its Affiliates or sublicensees since the previous CRM Meeting and will present its clinical, regulatory and marketing plans for GA-EPO for the ensuing year. Each such party will consider in good faith the clinical, regulatory and marketing plans of such other parties for GA-EPO for the ensuing year; provided, however, that no such party will be required to take any action to modify its clinical, regulatory or marketing plans based upon the plans of such other parties. In no event will TKT, Aventis and Shire discuss the pricing of GA-EPO, rebates, discounts or other related matters. Notwithstanding the foregoing, no CRM Meeting will be held prior to an Aventis Positive Notification.

          (c) Chemistry, Manufacturing and Controls Activities. To the extent requested by Aventis orShire, representatives of TKT (and its Affiliates and sublicensees), Shire (and its Affiliates and sublicensees), Aventis (and its Affiliates and sublicensees) and any Third Party manufacturer of GA-EPO being utilized by a Party) will meet from time to time as may be determined between such parties, but in no event less frequently than annually, at a place mutually agreed to by such parties (each, a "CMC Meeting"). At each CMC Meeting, such parties will review the chemistry, manufacturing and controls ("CMC") activities of Shire, TKT and Aventis (and their respective Affiliates and sublicensees) since the previous CMC Meeting, each of Shire, TKT and Aventis will present its CMC plans for GA-EPO for the ensuing quarter, and such parties will discuss any proposed material changes to the Specifications of GA-EPO, the manufacturing specifications or the quality control processes related to the manufacture and release of GA-EPO. Each of Shire, Aventis and TKT will consider in good faith the CMC plans of other such parties for GA-EPO for the ensuing year; provided, however, that no such party will be required to take any action to modify its CMC plans based upon the CMC plans of any other such party. Notwithstanding the foregoing, the Parties anticipate that no CMC Meeting will take place prior to an Aventis Positive Notification.

          (d) Regulatory Matters.

                    (i) Adverse Event Reporting. Shire and TKT will each: (A) notify the other of each Serious Adverse Drug Experience with respect to GA-EPO within forty-eight (48) hours of the time such Serious Adverse Drug Experience becomes known to such Party or an Affiliate of such Party; and (B) notify the other of each Adverse Drug Experience with respect to GA-EPO within two (2) business days of the time such Adverse Drug Experience becomes known to such Party or an Affiliate of such Party. Shire agrees to use good faith efforts to coordinate with Aventis for purposes of adverse event reporting.

                    (ii) Shire Communication with Regulatory Authorities. Shire will not, without the prior written consent of TKT, or unless required by applicable law, correspond or communicate with the FDA or with any other Regulatory Authority outside the Territory regarding GA-EPO. Furthermore, Shire will, immediately upon receipt of any communication from the FDA or from any other Regulatory Authority outside the Territory regarding GA-EPO, forward a copy or description (if not in writing) of such communication to TKT, and respond to all inquiries of TKT relating thereto. If Shire is advised by its legal counsel that it must communicate with the FDA or with any other Regulatory Authority outside the Territory regarding GA-EPO, then Shire will so advise TKT immediately and, unless applicable law prohibits, provide TKT in advance with a copy or description of any proposed communication with the FDA or any other Regulatory Authority outside the Territory regarding GA-EPO and comply with any and all reasonable direction of TKT concerning any meeting or written or oral communication with the FDA or any other Regulatory Authority outside the Territory regarding GA-EPO.

                    (iii) TKT and Aventis Communication with Regulatory Authorities and Pricing and Reimbursement Authorities. Except as contemplated by
Section 2.1, TKT will not, and will use Commercially Reasonable Efforts to ensure that Aventis does not, without the prior written consent of Shire, or unless required by applicable law, correspond or communicate with the European Commission, any Regulatory Authority or Pricing and Reimbursement Authorities in the Territory regarding GA-EPO. Furthermore, TKT will, and will use Commercially Reasonable Efforts to ensure that Aventis does, immediately upon receipt of any communication from the European Commission, any Regulatory Authority or Pricing and Reimbursement Authority in the Territory regarding GA-EPO, forward a copy or description (if not in writing) of such communication to Shire, and respond to all inquiries of Shire relating thereto. If TKT or Aventis is advised by its legal counsel that it must communicate with the European Commission, any Regulatory Authority or Pricing and Reimbursement Authority in the Territory regarding GA-EPO, then TKT will so advise Shire as promptly as practicable and, unless applicable law prohibits, TKT will provide, and will use Commercially Reasonable Efforts to ensure that Aventis provides, Shire in advance with a copy or description of any proposed communication with the European Commission, such Regulatory Authority or Pricing and Reimbursement Authority in the Territory regarding GA-EPO and TKT will comply, and will use Commercially Reasonable Efforts to ensure that Aventis complies, with any and all reasonable direction of Shire concerning any meeting or written or oral communication with the European Commission, such Regulatory Authority or Pricing and Reimbursement Authority in the Territory regarding GA-EPO.

                    (iv) Reference of Shire Documents. To the extent and only to the extent required of a TKT sublicensee under the Aventis Agreement, Shire will provide to TKT all documentation available to Shire which is reasonably required or useful for regulatory submissions by Aventis under the terms of the Aventis Agreement. Without limiting the generality of the foregoing, to the extent reasonably required or useful to TKT or Aventis, Shire will provide TKT with pre-clinical data and reports, clinical data and reports, regulatory filings, manufacturing data and reports, and any other information or documentation related to GA-EPO which TKT may reasonably request and which is in the possession of Shire. Shire will have the right to redact any documents provided to TKT to remove information not related to GA-EPO. TKT and Aventis will have the right to reference such documentation in their regulatory filings outside the Territory.

          (e) Other Regulatory Communications. Shire agrees to keep TKT informed of key communications with Regulatory Authorities in the Territory that are likely to affect the regulatory environment outside the Territory, including but not limited to post-marketing safety issues with respect to GA-EPO. TKT agrees to keep Shire informed, and to use Commercially Reasonable Efforts to cause Aventis to keep Shire informed, of key communications with Regulatory Authorities outside the Territory relating to GA-EPO that are likely to affect the regulatory environment in the Territory, including but not limited to post-marketing safety issues with respect to GA-EPO.

          (f) Shire's reporting obligations under this Section 2 shall extend to, and not extend beyond, the reporting requirements to TKT and/or Aventis required to comply with the Aventis Agreement.

                      3. MANUFACTURE AND SUPPLY OF PRODUCT

     3.1. Manufacture of EPO. Subject to Section 3.4 hereof, Shire will be responsible for all aspects of manufacture, distribution, quality control and release of all GA-EPO sold in the Territory and will bear the costs thereof.

     3.2. Shire Responsibility. Subject to Section 3.4, Shire will be responsible for all clinical, regulatory, manufacturing, marketing and CMC activities related to the development, manufacture, distribution or sale of EPO in the Territory.

     3.3. Third Party Manufacturers. Shire will be permitted to contract with one or more Third Parties to perform the manufacturing activities described herein in accordance with the terms hereof.

     3.4. Lonza Agreement. TKT will continue to perform its obligations under the Lonza Agreement until the assignment of the Lonza Agreement to Shire as contemplated by the next sentence, and will use Commercially Reasonable Efforts to maintain satisfactory relationships with Lonza and any Third Parties having business relationships with TKT or Lonza relating to the manufacture and production of GA-EPO in the Territory. TKT will use Commercially Reasonable Efforts to obtain consent from Lonza to assign, and will (upon receipt of consent from Lonza) assign to Shire, TKT's rights and obligations under the Lonza Agreement, and Shire will accept such assignment of the Lonza Agreement; provided, however, that the assignment of the Lonza Agreement to Shire will be subject to the retention by TKT of (a) Liabilities arising under the Lonza Agreement prior to assignment thereof to Shire, and (b) Liabilities arising under Section 2.5 of the Lonza Agreement, whether such Liabilities arise before or after the assignment of the Lonza Agreement to Shire. TKT will be responsible for performing its obligations and exercising its rights under the Lonza Agreement in order to obtain orders of Drug Substance placed with Lonza under the Lonza Agreement as of the Effective Date; provided, however, that TKT will not be required to place any additional orders of Drug Substance with Lonza under the Lonza Agreement after the Effective Date. TKT shall take any action necessary or desirable (including any action reasonably requested by Shire) to enforce its rights under the Lonza Agreement in order to allow Shire to perform its obligations and exercise its rights under this Agreement, including without limitation, enforcing all of its available remedies against Lonza in the event that any batch of Drug Substance is discovered to have failed to meet Specifications.

     3.5. Interim Supply. Notwithstanding Sections 3.4 hereof, Shire may order Drug Substance from TKT prior to the assignment of the Lonza Agreement to Shire in accordance with Section 3.4 hereof. Such orders will be pursuant to a purchase order setting forth certain terms and conditions of the supply, and such supply will be subject to the following principles:

          (a) TKT will use Commercially Reasonable Efforts to cause Lonza to give Shire the right to audit Lonza's facility at Slough, UK, and to give Shire access to Lonza's facility at Slough, UK to perform such audits;

          (b) TKT will promptly inform, and will use Commercially Reasonable Efforts to cause Lonza to promptly inform, Shire of any audit or inspection conducted by a Regulatory Authority in relation to Drug Substance, and shall consult with Shire before making any formal responses to questions or concerns raised by such Regulatory Authority;

          (c) TKT will use Commercially Reasonable Efforts to prevent changes to Lonza's facility at Slough, UK or changes to the process for manufacture of Drug Substance from taking place without prior written consent from Shire, such consent not to be unreasonably withheld. TKT will promptly notify Shire of any material deviation from the manufacturing process or Specifications for Drug Substance (as defined in the Lonza Agreement) that are known to TKT; and

          (d) TKT or its licensee or sublicensee will have appropriate agreements in place with RCC Ltd. for the performance potency assays related to Drug Substance, to ensure testing in compliance with cGMP and Specifications (as defined in the Lonza Agreement) and shall provide Shire testing results in an agreed form, such agreement not to be unreasonably withheld.

     3.6. Vetter Supply. Shire will use commercially reasonable efforts to obtain Finished Product from Vetter as soon as possible following the Effective Date. TKT will provide technology transfer support to Vetter, at TKT's cost, in accordance with Section 2.1(b) hereof. In the event that TKT enters into an Agreement with Vetter that relates to the subject matter of this Agreement ("the Vetter Agreement"), TKT will assign the Vetter Agreement to Shire, which assignment Shire will, provided that such agreement includes terms reasonably acceptable to Shire, accept.

                      4. SALES AND DISTRIBUTION OF PRODUCT

     4.1. Shire Suspension of Distribution. Shire will notify TKT promptly if it becomes aware of a problem with the quality or safety of GA-EPO distributed in the Territory, or of a directive from the EMEA or any other applicable Regulatory Authority related to GA-EPO distributed in the Territory. Shire will determine whether to suspend sales and distribution of GA-EPO in the Territory. If Shire determines to suspend sales and distribution of GA-EPO in the Territory, Shire will inform TKT of such decision as promptly as practicable, and in any event, within twenty four (24) hours and sufficiently prior to public notice of such decision to allow TKT to determine how to comply with its own disclosure requirements. After any such suspension, Shire will in its reasonable discretion determine whether and when to resume sales and distribution of GA-EPO; provided, however, that no such suspension will be deemed to be a material breach by Shire hereunder.

     4.2. Aventis or TKT Suspension of Distribution. TKT will notify Shire promptly if it becomes aware of a problem with the quality or safety of GA-EPO distributed outside the Territory, or of a directive from the FDA or any other applicable Regulatory Authority related to GA-EPO distributed outside the Territory. TKT or its licensee outside the Territory, as applicable, will determine whether to suspend sales and distribution of GA-EPO outside the Territory. If TKT or its licensee determines to suspend sales and distribution of GA-EPO outside the Territory, TKT will inform Shire of such decision as promptly as practicable, and in any event, within twenty four (24) hours and sufficiently prior to public notice of such decision to allow Shire to determine how to comply with its own disclosure requirements. After any such suspension, TKT or its licensee will in its reasonable discretion determine whether and when to resume sales and distribution of GA-EPO, provided that no such suspension of sales and distribution shall be deemed a material breach of TKT hereunder.

     4.3. Product Recall in the Territory. Shire will notify, and will cause its licensee in the Territory to notify, TKT of any recalls required by the European Commission, the EMEA or other applicable Regulatory Authority with respect to GA-EPO in the Territory as promptly as practicable, and in any event, to the extent possible, within twenty four (24) hours and sufficiently prior to public notice of such recall to allow TKT to determine how to comply with its own disclosure requirements. Shire will handle all such product recall issues in accordance with Shire processes and in conformance with Regulatory Authority requirements. Upon such a recall, Shire will determine if such recall is applicable to any GA-EPO lot in distribution in the Territory (i.e., the recall event is (a) traceable to a Drug Substance batch involved in the manufacture of the Finished Product lot or to the finishing of the Finished Product, or (b) due to a fundamental issue with the manufacture of any and all formulated Drug Substance lots) and promptly notify its affected customers in the Territory using a letter containing appropriate instructions as to whether the customer should return or dispose of the affected GA-EPO. Shire will be responsible for any expenses incurred associated with the mailing, shipping and administrative expenses in connection with such a recall as well as the cost of replacement GA-EPO for Shire and its customers.

     4.4 Product Recall outside the Territory. TKT will notify, and will cause its licensee outside the Territory to notify Shire of any recalls required by the applicable Regulatory Authority with respect to GA-EPO outside the Territory as promptly as practicable, and in any event, to the extent possible, within twenty four (24) hours and sufficiently prior to public notice of such recall to allow Shire to determine how to comply with its own disclosure requirements. TKT or its licensee will handle all such product recall issues in accordance with the processes of TKT or its sublicensees and in conformance with Regulatory Authority requirements. Upon such a recall, TKT or its licensee, as the case may be, will determine if such recall is applicable to any GA-EPO lot in distribution outside the Territory (i.e., the recall event is (a) traceable to a Drug Substance batch involved in the manufacture of the Finished Product lot or to the finishing of the Finished Product, or (b) due to a fundamental issue with the manufacture of any and all formulated Drug Substance lots) and promptly notify its affected customers outside the Territory using a letter containing appropriate instructions as to whether the customer should return or dispose of the affected GA-EPO. TKT or its licensee, as the case may be, will be responsible for any expenses incurred associated with the mailing, shipping and administrative expenses in connection with such a recall as well as the cost of replacement GA-EPO for TKT or its licensee and its or their customers.

     4.5. Records. Shire will maintain for the longer of (a) two (2) years after the termination or expiration of this Agreement and (b) such period as required by law, the systems and records and such other information as will reasonably be required to effect a recall of GA-EPO in the Territory, and will make such information available to TKT, at its request, in the event of such a recall. Furthermore, each Party will cooperate with the other Party in investigating any GA-EPO failure which results in the need for a recall in the Territory.

                      5. SCOPE OF LICENSE AND DISTRIBUTION

     5.1. Grant of License Rights by TKT to Shire.

          (a) Exclusive EPO License. Subject to payment to TKT under Section 6.1, TKT hereby grants to Shire an exclusive, irrevocable (subject to the Aventis Agreement) right and license under the Aventis Technology (to the extent that the Aventis Technology is sublicensable by TKT), the TKT Technology and the TKT Patent Rights to (1) (i) develop, import, make and have made GA-EPO throughout the world (subject to Section 5.2 hereof) for distribution and sale in the Territory and (ii) register, market, have marketed, offer for sale, sell, have sold, distribute, have distributed and otherwise commercialize GA-EPO in the Territory; and (2) subject to the Aventis Agreement, (i) develop, import, make and have made Second Generation Products throughout the world (subject to Section 5.2 hereof) for distribution and sale in the Territory and (ii) register, market, have marketed, offer for sale, sell, have sold, distribute, have distributed and otherwise commercialize Second Generation Products in the Territory .

          (b) Sublicenses of GA-EPO and Second Generation Products. Shire will have the right to grant sublicenses under the Aventis Technology (to the extent that TKT is able to grant such right to sublicense the Aventis Technology), the TKT Technology and the TKT Patent Rights license granted by TKT to Shire under
Section 5.1(a) hereof; provided that such sublicenses are consistent with the rights and obligations defined in this Agreement. Shire will have no right to license or sublicense any right to market, have marketed, offer for sale, sell, have sold, distribute, have distributed or otherwise commercialize GA-EPO or Second Generation Products outside the Territory. Upon TKT's request, Shire will provide a copy of such sublicenses to TKT.

          (c) Exclusive Manufacturing Know-How License. Subject to payment to TKT under Section 6.1, TKT hereby grants to Shire an exclusive, irrevocable (subject to the Aventis Agreement) and royalty-free right and license under Manufacturing

Know-How (other than the Marburg Technology) owned or controlled by, or licensed (with the right to sublicense) to, TKT to make and have made (subject to Section
5.2 hereof) (1) GA-EPO throughout the world for distribution and sale in the Territory, and (2) subject to and to the extent permitted under any existing TKT third party agreements, including the Aventis Agreement, Second Generation Products throughout the world for distribution and sale in the Territory.

          (d) Sublicenses of Manufacturing Know-How. Shire will have the right to grant sublicenses under the Manufacturing Know-How license granted by TKT to Shire under Section 5.1(c) hereof. Upon TKT's request, Shire will provide a copy of such sublicenses to TKT.

          (e) Trademarks. Subject to payment to TKT under Section 6.1, TKT hereby grants to Shire an exclusive and irrevocable royalty-free right and license under Trademarks for use in connection with the packaging, marketing, promotion, distribution, sale and offering for sale of GA-EPO in the Territory.

     5.2. Right to Manufacture and Conduct Clinical Studies. Each Party acknowledges and agrees that Aventis and TKT have responded to certain patent infringement actions brought by Amgen, Inc. and Kirin-Amgen, Inc. in the United States (the "U. S. Amgen Patent Litigation"). Shire and TKT, as the case may be, will not, and TKT will use Commercially Reasonable Efforts to cause Aventis not to, research, develop, import, make or have made GA-EPO in the United States until there has been a final determination of the U.S. Amgen Patent Litigation (whether as a result of the exhaustion of all appeals or a settlement between the parties thereto) (a "Final U.S. Determination") which would legally permit the research, development, importation or manufacture of GA-EPO in the United States. Shire will not conduct any clinical study in any country outside the Territory without TKT having obtained the prior written consent of Aventis, which consent, in accordance with the Aventis Agreement, will not be unreasonably withheld, conditioned or delayed. Pursuant to Section 3.2.5(b) of the Aventis Agreement, Aventis does not have the right to conduct any clinical study in any country in the Territory without the prior written consent of TKT, which consent will not be granted without the prior written consent of Shire, which consent will not be unreasonably withheld, conditioned or delayed.

     5.3. Reservation of TKT Rights. Notwithstanding the license grants set forth above, TKT at all times reserves the right under the Aventis Technology, the TKT Patent Rights, TKT Technology, and Manufacturing Know-How owned either exclusively by TKT or Aventis, or jointly by TKT and Aventis (a) to make and have made GA-EPO throughout the world (subject to Section 5.2 hereof) for distribution and sale outside the Territory; to develop, use and import GA-EPO throughout the world solely for non-clinical research purposes (subject to Section 5.2 hereof); and market, have marketed, offer for sale, sell, have sold, distribute, have distributed and otherwise commercialize GA-EPO outside the Territory, and (b) to make, have made, use, sublicense, distribute for sale and sell products other than GA-EPO and other than Second Generation Products throughout the world.

                               6. TERMS OF PAYMENT

In consideration for the grant of the licenses set forth in Section 5.1 hereof and the other performances of TKT required under this Agreement, Shire will make the following payment set forth in this Article 6.1 if and only if the Effective Date occurs pursuant to the provisions of Section 11.04(e) of the Merger.

     6.1. Payment. On the Effective Date, Shire agrees to pay to TKT a fee of U.S. FOUR HUNDRED FIFTY (U.S. $450) million dollars in full consideration for the rights and licenses it acquires under this Agreement (the "License Fee"), payable as follows: (a) Eighty Six (US $86) million dollars of the License Fee will be paid directly to Aventis to satisfy TKT's obligations under Section
7.2.3 of the Aventis Agreement; and (b) the remaining Three Hundred and Sixty Four ($364) million dollars will be paid directly to TKT. For the avoidance of doubt, no further payment whatsoever shall be owed by Shire to TKT under this Agreement, except as set forth in Section 6.5 hereof.

Also for the avoidance of doubt, TKT will be responsible for any capital expenditures by Lonza incurred prior to the date of assignment of the Lonza Agreement, and TKT will be responsible for any future invoices from Lonza to the extent that they relate to the technical transfer of the GA-EPO manufacturing processes.

     6.2 Royalty Report. On a quarterly basis, within sixty (60) days after the end of each calendar quarter following the First Commercial Sale, Shire will provide TKT with a written report showing (on a country-by-country basis and in local currency, except where otherwise noted) the Net Sales of all GA-EPO sold by Shire or its Affiliates, its distributors and its permitted sublicensees, during the reporting period (the "Royalty Report"). The Royalty Report will include information that is consistent with the reporting obligations required for sublicensees under the Aventis Agreement.

     6.3. Currency. The amounts due hereunder will be expressed in United States dollars. All payments owed under this Agreement will be made by wire transfer to a bank account designated by TKT, unless otherwise specified in writing by TKT.

     6.4 Audits. During the Term and for a period of two (2) years thereafter, Shire will keep complete and accurate records in sufficient detail to permit TKT to confirm the completeness and accuracy of the information presented in each Royalty Report. Shire will permit an independent, certified public accountant selected by TKT and reasonably acceptable to Shire, which acceptance will not be unreasonably withheld (the "Auditor") to audit or inspect those records of Shire that relate to Net Sales for the sole purpose of verifying Net Sales. Such inspection will be conducted during Shire's normal business hours, no more than once in any twelve (12) month period and upon at least thirty (30) days prior written notice by TKT to Shire. The Auditor will execute a written confidentiality agreement with Shire and will disclose to TKT only the amount and accuracy of the Royalty Report. The Auditor will send a copy of the report to Shire at the same time it is sent to TKT and nothing contained herein shall prevent TKT from sharing such report with Aventis. The Royalty Report and any other financial or other proprietary Shire information shall be the Confidential Information of Shire.

     6.5. Aventis. Shire will pay all amounts due to Third Parties in connection with the exercise of Shire's rights hereunder, including payments due to Aventis under the Aventis Agreement, such as royalties, arising from Shire's exercise of its rights under this Agreement, regardless of when incurred and regardless of whether they relate to periods prior to or after the Effective Date; provided, however, that except as set forth in Section 6.1 of this Agreement, Shire shall not be obligated to make any payments to Aventis arising under Section 7.2.3 of the Aventis Agreement.

              7. REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS.

     7.1. Representations and Warranties of TKT. TKT hereby represents and warrants to Shire that, except as set forth on Schedule 7.1, as of the date of the Merger Agreement; provided, however, that any ongoing obligations contained in this Section 7.1 shall remain in force until completed:

          (a) TKT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of TKT. This Agreement has been duly executed and delivered by TKT and constitutes the valid, binding and enforceable obligation of TKT, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

          (b) TKT is not subject to, or bound by, any provision of:

                    (i) its articles or certificates of incorporation or by-laws;

                    (ii) to TKT's Knowledge, any material mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, contract, agreement or restriction to which TKT is a party other than the Aventis Agreement; or

                    (iii) to TKT's Knowledge, any material judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by TKT of this Agreement and the obligations contained herein, including without limitation, the grant to Shire of the licenses described in Article 5 hereof.

          (c) To TKT's Knowledge, TKT possesses the exclusive right, title and interest in and to the TKT Technology owned by TKT and the TKT Patent Rights in the Territory and that it has the full legal right and power to: (i) enter into the obligations set forth in this Agreement; and (ii) grant the rights and licenses set forth in Sections 5.1(a) through (d) hereof.

          (d) To TKT's Knowledge, (i) there are no encumbrances, liens or other claims affecting the TKT Technology, Manufacturing Know-How or the TKT Patent Rights with respect to GA-EPO in the Territory and (ii) such TKT Technology, Manufacturing Know-How and TKT Patent Rights with respect to GA-EPO in the Territory are valid, enforceable and free from infringement, and that there are no pending or threatened actions, suits or proceedings relating thereto.

          (e) To TKT's Knowledge, there are no legal obstacles, including no valid and enforceable patent rights or other proprietary rights of Third Parties, which will prevent Shire from exercising its rights or performing its obligations under this Agreement or which will be infringed by the exercise of Shire's rights and the performance of Shire's obligations under this Agreement.

          (f) In the Territory, to TKT's Knowledge, there is no Third Party infringing any of the TKT Patent Rights, Manufacturing Know-How or Aventis Technology or misappropriating TKT Technology, Manufacturing Know-How or Aventis Technology in derogation of the rights granted to Shire in this Agreement with respect to GA-EPO.

          (g) There is no opposition or litigation pending for which TKT has been served or, to TKT's Knowledge, any litigation pending for which TKT has not been served or communication which threatens opposition or litigation action in the Territory, or other litigation before any patent and trademark office, court, or any other governmental entity in the Territory in regard to the TKT Patent Rights, Manufacturing Know-How or TKT Technology with respect to GA-EPO.

          (h) TKT has taken reasonable measures to protect the confidentiality of the TKT Technology and Manufacturing Know-How. On occasions where TKT has granted access to Third Parties with respect to the TKT Technology or to other confidential information concerning GA-EPO, such access has been granted pursuant to an enforceable confidentiality agreement containing restrictions on the use of such information.

          (i) To TKT's Knowledge, TKT is not in material breach or default of the Aventis Agreement and no event has occurred which with notice or lapse of time would constitute a material breach or default thereof by TKT. To TKT's Knowledge, Aventis is not in breach of the Aventis Agreement.

          (j) To TKT's Knowledge, TKT has disclosed to or provided Shire with access to all material information pertaining to the existence of any material side effect, material toxicity effect, material carcinogenicity effect, material adverse effect or any instances of material deleterious physical effects or reactions resulting from, or alleged to result from, GA-EPO.

          (k) TKT has paid all payments that are referenced in Schedule 3 of the Lonza Agreement to the extent such payments have become due and payable as of the Effective Date, in the amount of L3,919,713.

          (l) The Marburg Technology is not required to commercialize GA EPO as set forth in the MAA.

          (m) Except as set forth in the Aventis Agreement, as of the Effective Date, TKT has not granted, and will not grant during the term of this Agreement, any right, license or interest in or to the TKT Intellectual Property or Manufacturing Know-How that is in conflict with the rights or licenses granted to Shire under this Agreement.

          (n) To TKT's Knowledge, Shire is the exclusive sublicensee of the Aventis Technology with respect to the manufacture of GA-EPO for distribution and sale in the Territory, and Shire is the exclusive sublicensee of the Aventis Technology with respect to the sale of GA-EPO in the Territory, as contemplated under this Agreement.

          (o) To TKT's Knowledge, TKT is not in material breach or default of the Lonza Agreement and no event has occurred which with notice or lapse of time would constitute a material breach or default thereof by TKT. To TKT's Knowledge, Lonza is not in breach of the Lonza Agreement.

          (p) TKT will transfer the TKT Technology, the TKT Patent Rights, the Aventis Technology and the Lonza Technology existing as of the Effective Date that is in TKT's possession to Shire within six (6) months of the Effective Date. For the avoidance of doubt, TKT will provide Shire within such six (6) month period all information existing as of the Effective Date and in TKT's possession and all materials, documentation, data, applications, authorizations, reports, filings, and the like which are in TKT's possession and are necessary or useful for the regulatory submissions of Shire. TKT agrees to use Commercially Reasonable Efforts to obtain any such information and materials, documentation, data, applications, authorizations, reports, filings, and the like in the possession of Aventis or Lonza within the above time frame and will provide Shire with the opportunity to step in and enforce Aventis, Lonza and other third party obligations to provide such information and data on TKT's behalf. TKT will continue to make prompt transfers of updates and improvements to the foregoing to Shire throughout the Term of this Agreement.

     7.2. Representations and Warranties of Shire. Shire hereby represents and warrants to TKT that, as of the date of the Merger Agreement:

          (a) Shire is a corporation duly incorporated, validly existing and in good standing under the laws of the United Kingdom with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Shire. This Agreement has been duly executed and delivered by Shire and constitutes the valid, binding and enforceable obligation of Shire, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

          (b) Shire is not subject to, or bound by, any provision of:

                    (i) its articles or certificates of incorporation or by-laws;

                    (ii) to Shire's actual knowledge, any material mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, contract, agreement or restriction to which Shire is a party; or

                    (iii) to Shire's actual knowledge, any material judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by Shire of this Agreement and the obligations contained herein.

          (c) Shire has read the Aventis Agreement and a redacted version of the Lonza Agreement.

     7.3. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR, ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, IN RESPECT OF GA-EPO, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

     7.4. Aventis Agreement. Subject to Shire's compliance with payment of Aventis royalties under Section 6.5 and provision of information under Section 2.5(f), TKT covenants and agrees that it will use Commercially Reasonable Efforts to: (a) perform its material obligations and responsibilities under the Aventis Agreement; (b) avoid taking any action or omitting to take any action that could constitute a material breach of its obligations under the Aventis Agreement; (c) promptly notify Shire if it receives a notice of default under the Aventis Agreement that could trigger termination of the Aventis Agreement or the licenses to Aventis Technology granted to TKT thereunder; and (d) take any action necessary or desirable (including any action reasonably requested by Shire) to enforce its rights under the Aventis Agreement in order to allow Shire to perform its obligations and exercise its rights under this Agreement. Furthermore, TKT covenants and agrees that it will use Commercially Reasonable Efforts to remedy any material breach of the Aventis Agreement by TKT within ninety (90) days after notice of default thereof from Aventis; provided, however, that TKT will not be deemed to have breached this covenant unless and until Aventis actually terminates the Aventis Agreement in accordance with
Section 12.4.1 thereof as a result of such breach; provided, further, however, that if such breach is a result of any action or inaction of Shire, including without limitation, any failure of Shire to provide

TKT with information required to be supplied by TKT to Aventis under the Aventis Agreement, and TKT has notified Shire within fifteen (15) days of receiving notice of such breach, then TKT shall not be deemed to be in breach of this Agreement.

     7.5 Lonza Agreement. TKT covenants and agrees that it will use Commercially Reasonable Efforts to: (a) perform its material obligations and responsibilities under the Lonza Agreement; (b) avoid taking any action or omitting to take any action that could constitute a material breach of its obligations under the Lonza Agreement; (c) promptly notify Shire if it receives a notice of default under the Lonza Agreement that could trigger termination of the Lonza Agreement or the licenses to Lonza technology granted to TKT thereunder; and (d) take any action necessary or desirable (including any action reasonably requested by Shire) to enforce its rights under the Lonza Agreement in order to allow Shire to perform its obligations and exercise its rights under this Agreement. Furthermore, TKT covenants and agrees that it will use Commercially Reasonable Efforts to remedy any material breach of the Lonza Agreement by TKT within ninety (90) days after notice of default thereof from Lonza; provided, however, that TKT will not be deemed to have breached this covenant unless and until Lonza actually terminates the Lonza Agreement in accordance with Section 8.5.1 thereof as a result of such breach; provided, further, however, that if such breach is a result of any action or inaction of Shire, including without limitation, any failure of Shire to provide TKT with information required to be supplied by TKT to Lonza under the Lonza Agreement, and TKT has notified Shire within fifteen (15) days of receiving notice of such breach, then TKT shall not be deemed to be in breach of this Agreement.

     7.6. GA-EPO Quality. TKT covenants that it will use Commercially Reasonable Efforts to ensure that the Drug Substance, Finished Product, raw materials related to the manufacture of Drug Substance and Finished Product, and GA-EPO in the process of being manufactured, obtained by Shire from TKT will, to the extent applicable (i) meet all Specifications (as defined in the Lonza Agreement); (ii) be manufactured in compliance with cGMP and other applicable laws; (iii) be manufactured and packaged in a diligent, efficient and skillful manner; (iv) meet all applicable purity and release standards; (v) have an assumed shelf-life of at least eighteen (18) months remaining upon delivery to Shire, unless otherwise agreed in writing with Shire (for purposes of clarity, the Parties acknowledge that the EMEA has not approved the manufacture of Slough Drug Substance as of the Effective Date, and therefore, there is no regulatory shelf-life for the Slough Drug Substance; however, the Parties have agreed to assume for purposes of this calculation, that the Drug Substance sold to Shire hereunder will have the same shelf-life as if it was Portsmouth Drug Substance);
(vi) for each batch of Drug Substance supplied, TKT will provide Shire with a certificate of analysis and a certificate of conformance or an appropriate combination of both; and (vii) where Shire determines that a batch of Drug Substance is to be subsequently used in Finished Product for commercial sale or clinical trials, TKT shall provide, on Shire's request, any other batch documentation or information reasonably necessary for the Qualified Person at Shire responsible for batch release to make the determination of suitability for commercial sale or use in clinical trials. For the avoidance of doubt, TKT's covenant under this Section 7.65 applies only to the one-time sale by TKT to Shire of Drug Substance and Finished Product.

     7.7. Aventis Technology. TKT will use Commercially Reasonable Efforts to facilitate discussions between Aventis and Shire as promptly as practicable after the Effective Date with the purpose of allowing Shire to negotiate directly with Aventis with respect to: (a) a license to the Aventis Technology in the event of termination of the Aventis Agreement in accordance with Section
12.4.1 of the Aventis Agreement; (b) a direct transfer from Aventis to Shire of all documentation, information, regulatory and reimbursement applications and approvals, and know-how, including without limitation any Registration Approvals, related to GA-EPO; (c) coordination of adverse event reporting; and
(d) any other matter related to GA-EPO for which coordination between Shire and Aventis is necessary or desirable; provided, however, that the outcome of such negotiations will in no way affect the terms of this Agreement and that any information delivered by Aventis to Shire shall be considered TKT's information for purposes of Article 11 of this Agreement.

     7.8. Compliance with Laws. Shire covenants that it will conduct the activities contemplated under this Agreement in compliance in all material respects with all applicable laws.

     7.9. Delivery of GA-EPO Outside the Territory. Shire covenants that Shire will not, and will use Commercially Reasonable Efforts to ensure that GA-EPO distributed or sold pursuant to the licenses granted under Article 5 hereof is not, distributed or delivered outside the Territory.

     7.10. Intended Third Party Beneficiary. The Parties intend that Shire will be deemed an "intended third party beneficiary" of the Aventis Agreement and the Lonza Agreement, and that to the extent permitted by law, and to the extent consistent with the Aventis Agreement and Lonza Agreement respectively, TKT shall provide Shire with the right to step in and enforce all of TKT's rights and perform TKT's obligations under such agreements. It is the intent of this transaction that TKT is licensing, assigning, conveying, or granting all rights to Shire consistent with TKT's agreements to permit Shire to develop, register, make, use, sell, offer to sell, import, export, as soon as practicable, GA-EPO in the Territory. TKT will take such reasonable steps, including the execution of documents, and provide such cooperation, as is necessary to effect the intent of this transaction.

     7.11. Survival. The representations and warranties in Sections 7.1 and 7.2 shall survive after the date of the Merger Agreement solely for purposes of
Section 10 and shall terminate at the close of business eighteen months following the date of the Merger Agreement provided, however, that any ongoing obligations contained in Section 7.1 shall remain in force until completed.

                                  8. TRADEMARKS

     8.1. Trademarks.

          (a) Use of Shire Trademarks. Nothing contained herein shall prevent Shire from using its own trademarks in connection with the packaging, marketing, promotion, distribution, sale and offering for sale of GA-EPO in the Territory, nor shall anything contained herein require Shire to use the trademark "Dynepo".

          (b) Use of Dynepo Trademark. In the event that Shire determines to market GA-EPO using the trademark "Dynepo", Shire shall so notify TKT and TKT shall use Commercially Reasonable Efforts to cause Aventis to negotiate a royalty-free trademark license with Shire regarding the use of the "Dynepo" trademark in connection with the packaging, marketing, promotion, distribution, sale and offering for sale of GA-EPO in the Territory. Notwithstanding the foregoing, it is understood that Shire has an exclusive sublicense to the trademark "Dynepo" in accordance with the terms of Section 5.1 hereof.

          (c) Trademark Maintenance. Subject to any agreement to the contrary between Aventis and TKT, TKT will be responsible for registering and maintaining Trademarks at its own expense, and Aventis will be responsible for registering and maintaining trademarks contained within Aventis Technology.

          (d) Infringement. Shire will notify TKT promptly upon learning of any actual, alleged or threatened infringement of any Trademark, or any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or any such claims brought by a Third Party regarding GA-EPO (hereinafter "Trademark Infringement"). Upon learning of any Trademark Infringement, the Parties will confer as to the best response to such Trademark Infringement. In the event that the Trademark dispute is with respect Shire's marketing of GA-EPO, in the absence of any other agreement between the Parties or subject to any other agreement between TKT and Aventis, Shire will have the sole right, in its own discretion, and at its own expense, to bring or defend an action to address such Trademark Infringement, in which case Shire will retain any damages recovered from any Third Party. In the event that the Trademark dispute is regarding anything other than Shire's use of the Trademark in its packaging, marketing, promotion, distribution, sale and offering for sale of GA-EPO in the Territory, in the absence of any other agreement between the Parties or subject to any other agreement between TKT and Aventis, TKT will have the sole right, in its own discretion, and at its own expense, to bring or defend an action to address such Trademark Infringement, in which case TKT will retain any damages recovered from any Third Party.

          (e) Trademark Usage. Shire will not use any Trademarks or any trademarks of Aventis in a way that would be confusing or otherwise adversely affect their value. Shire shall provide TKT with copies of any materials containing Trademarks prior to using or disseminating such materials in Argentina, Australia, Brazil, France, Germany, Israel, Italy, New Zealand, Spain, Taiwan, the United Kingdom and Japan and provide TKT an opportunity to provide comments on the proper use of such Trademarks within ten (10) days of receipt of such materials from Shire. If Shire does not receive comments from TKT within such ten (10) day period, then Shire will be free to use or disseminate such materials without further input from TKT.

                                   9. PATENTS

     9.1. Ownership.

          (a) Ownership of Discoveries and Improvements. All right, title and interest in all writings, inventions, discoveries, improvements and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively, the "Inventions") that are discovered, made or conceived solely by employees of TKT or others acting on behalf of TKT shall be owned by TKT. In addition, TKT shall retain ownership of all TKT Intellectual Property and Shire shall have no rights other than those granted herein with respect to the TKT Intellectual Property and the Aventis Technology. All right, title and interest in all inventions that are discovered, made or conceived solely by employees of Shire or others acting on behalf of Shire shall be owned by Shire. All right, title and interest in all Inventions that are discovered, made or conceived jointly by employees of TKT and Shire or others acting on their behalf shall be jointly owned by Shire and TKT. Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of Inventions by employees or others acting on behalf of such Party.

          (b) Cooperation of Employees. To the extent permitted by applicable law, each Party represents and agrees that its employees and consultants performing under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or consultant. In the case of non-employees working for other companies or institutions on behalf of TKT or Shire, TKT or Shire, as applicable, shall use Commercially Reasonable Efforts to obtain the right to license all Inventions made by such non-employees on behalf of TKT or Shire with the right to sublicense. TKT and Shire agree to undertake to enforce such agreements with employees or others or such rights pertaining to non-employees (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.

     9.2. Filing, Prosecution and Maintenance of TKT Patent Rights and TKT Technology.

          (a) Filing, Prosecution and Maintenance. TKT shall be responsible for the filing, prosecution (including defense of oppositions) and maintenance of all patent applications and patents which make up the TKT Patent Rights and such other registrations related to the TKT Technology. For so long as any of the license grants set forth in Section 5.1 remain in effect, TKT agrees to use Commercially Reasonable Efforts to file and prosecute patent applications and maintain the TKT Patent Rights in such countries in the Territory in which Shire intends in good faith to file for Regulatory Approvals and to commercialize GA-EPO. TKT shall consult with Shire and keep Shire fully informed of important issues relating to the preparation, filing, prosecution and maintenance of such patent applications and patents in the Territory, including patent strategy with respect to both existing and future patent applications, patents and Patent Term Extensions (as defined in Section 9.4), and shall furnish to Shire copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by Shire, and TKT shall seriously consider all such comments.

     If TKT elects not to continue to seek or maintain any patent or patent application which makes up the TKT Patent Rights in any country in the Territory, Shire shall have the right, at its option, but in the name of TKT and at Shire's expense, to file, prosecute (including defense of oppositions) and maintain such TKT Patent Rights; provided, however, that the rights of the Parties with respect to any such TKT Patent Rights shall in all other respects be as described in this Agreement. TKT will advise Shire of all decisions taken with respect to any such election in a timely manner in order to allow Shire to protect its rights under this Section 9.2(a).

          (b) Patent Filing Costs. TKT shall bear all costs associated with filing, prosecuting (including defense of oppositions) and maintaining patent applications and patents covering the TKT Patent Rights in all countries in the Territory, except as otherwise provided in Section 9.2(a).

          (c) Aventis Technology. TKT will use Commercially Reasonable Efforts to cause Aventis to negotiate an agreement with Shire regarding Shire's right to assume, at its option, responsibility for certain matters relating to the Aventis Technology, including the filing, prosecution and maintenance of any patents contained in the Aventis Technology upon Aventis's abandonment thereof.

     9.3. Cooperation. Each Party shall make available to the other Party or its authorized attorneys, agents, representatives, employees, subcontractors or consultants to the extent reasonably necessary or appropriate to enable the appropriate Party to file, prosecute (including the defense of oppositions) and maintain patent applications and resulting patents with respect to Inventions owned by a Party and for periods of time reasonably sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each Party shall sign or cause to have signed all documents relating to said patent applications or patents reasonably requested by the other Party at no charge to the other Party. Notwithstanding the foregoing, Shire shall not be precluded from contesting the validity or enforceability of the TKT Patent Rights or TKT Technology; provided, however, that TKT shall have the right to terminate this Agreement in any country in the Territory in which Shire contests the validity or enforceability of the TKT Patent Rights or TKT Technology.

     9.4. Patent Term Restoration. The Parties shall cooperate with each other in obtaining patent term restoration or extension, Supplemental Protection Certificates, regulatory extensions or exclusivity, or their equivalents (the foregoing collectively referred to as "Patent Term Extensions"), in the Territory where applicable to TKT Patent Rights, including providing copies of relevant regulatory submissions and correspondence and executing requisite documentation. TKT shall have the first right to make any elections in any country in the Territory regarding Patent Term Extensions with respect to TKT Patent Rights, and shall consult with Shire regarding TKT's strategy to maximize market exclusivity with respect to GA-EPO. If TKT decides not to obtain Patent Term Extensions in any country in the Territory with respect to TKT Patent Rights, Shire shall, at its sole cost and expense, have the right to obtain any such Patent Term Extensions in such country.

     9.5. No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, or biological materials of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party, at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant Shire any license or other right in the TKT Patent Rights for uses other than the development, production, manufacture, use, distribution for sale and sale of GA-EPO covered by the TKT Patent Rights or which uses the TKT Technology in the Territory, as set forth in Article 5 (except as provided in Section 2.4).

     9.6. Enforcement of TKT Patent Rights, TKT Technology and Aventis
Technology.

          (a) Infringement, Misappropriation or Misuse. Each Party shall give notice to the other Party of any (i) infringement of TKT Patent Rights or Aventis Technology in the Territory relating to GA-EPO or Second Generation Products; (ii) misappropriation or misuse of TKT Technology or Aventis Technology in the Territory relating to GA-EPO or Second Generation Products, or
(iii) patent validity actions or any declaratory judgment actions related to the TKT Patent Rights, the TKT Technology or the Aventis Technology, promptly after such event in (i), (ii) or (iii) comes to such Party's attention. TKT and Shire shall thereafter consult and cooperate fully to determine a course of action, including but not limited to commencement of legal action by either or both TKT and Shire to terminate any infringement, misappropriation or misuse, subject to and in accordance with Sections 9.6(b) - (f).

          (b) Shire's First Right to Act.

               (1) Shire, upon notice to TKT, shall have the right, at Shire's discretion, to initiate and prosecute and control legal action related to any of the events described in Section 9.6(a)(i) - (iii) above, at Shire's expense and in the name of Shire, and as appropriate, in the name of TKT. For any such action, in the event that Shire has the right pursuant hereto to initiate or prosecute such action or to control the defense of such action, but is not legally permitted to do so solely in its own name, or to the extent otherwise reasonably requested by Shire, TKT will join such action or defense voluntarily, and at Shire's expense, will execute all documents necessary for Shire to initiate litigation to prosecute and maintain such action or for Shire to control such defense of such action. At TKT's own option and expense, TKT shall have the right to join such action.

               (2) Notwithstanding Section 9 (b)(1), Shire's first right to initiate and prosecute legal actions and to control the proceedings is subject to the following TKT Right to Control when the proceedings involve issues that TKT believes reasonably relate to a Validity Determination (as defined herein). The TKT Right to Control consists of the following:

                    (i) The parties will appoint an arbitrator who is a senior litigation partner from a well established intellectual property law firm with at least ten years of relevant experience. The arbitrator will be selected by the parties, and the parties will agree upon an appropriate arbitration mechanism and procedure, including some agreed upon standards by which the arbitrator should resolve any conflict of interest between the parties, prior to the initiation of an infringement action (or at an earlier mutually agreed to time).

                    (ii) In the event that Shire initiates an infringement action involving TKT Patent Rights, Shire will keep TKT fully informed of the proceedings, including the litigation strategy, and will consult with TKT prior to taking any material actions in the litigation that would result in a final determination on the rights of TKT.

                    (iii) TKT shall have the right to challenge, before the arbitrator, any proposed decision by Shire during the litigation proceeding that involves a validity determination of the gene activation technology claimed in the TKT Patents (a "Validity Determination") that TKT reasonably believes will have a materially adverse effect on the validity of such patent rights covering its gene activation technology (an "Adverse Validity Determination"). If the arbitrator finds that Shire's proposed action would be reasonably likely to result in an Adverse Validity Determination, then TKT shall have the right to control the litigation strategy with respect to the Validity Determination solely to the extent necessary to avoid an Adverse Validity Determination. Each decision involving a Validity Determination will be subject to the same arbitration challenge mechanism and each such dispute will be decided separately by the arbitrator.

                    (iv) The arbitrator shall, at the conclusion of the arbitration proceedings, make findings that include a determination of the appropriate scope, if any, of TKT's right to control and appropriate guidelines for managing any conflicts of interest of the parties in the litigation. This decision shall take into account the relative impact of expected outcomes on the interests of each of the parties, shall reflect the fact in certain respects that the financial terms of Shire's license hereunder are those of an asset purchase rather than a license, and shall be reasonably tailored to the magnitude of the expected harm that might be suffered by each party. In the event of conflict of interest between the parties on litigation strategy that has an impact both on Validity Determination and on other issues involved in the litigation that would impact Shire's interests, the arbitrator will have the right to determine which party's interest should prevail with respect to the issue in dispute, taking into account the relative impact of expected outcomes on the interests of each party.

                    (v) If and when TKT acquires the right to control any part of the litigation pursuant to this TKT Right to Control, TKT will keep Shire fully informed of its proposed actions, including the litigation strategy, will consult with Shire prior to taking any material actions in the litigation proceedings, and will ensure that Shire has reasonable opportunity to respond to TKT's proposed actions prior to such actions being taken. The parties will provide reasonable cooperation to each other and coordinate on litigation strategy that reasonably protects their respective interests.

          (c) TKT's Second Right to Act.

               (1) Shire shall promptly inform TKT if it elects not to exercise its first right as set forth in Section 9.6(b), and subject to the rights of Aventis, TKT shall thereafter have the second right, at TKT's discretion, to initiate and prosecute and control legal action related to any of the events described in Section 9.6(a)(i) - (iii) above, at TKT's expense and in the name of TKT, and if necessary, in the name of Shire. For any such action, in the event that TKT has the right pursuant hereto to initiate or prosecute such action or to control the defense of such action, but is not legally permitted to do so solely in its own name, Shire will join such action or defense voluntarily, and at TKT's expense, will execute all documents necessary for TKT to initiate litigation to prosecute and maintain such action or for TKT to control such defense of such action. At Shire's own option and expense, Shire shall have the right to join such action.

               (2) Notwithstanding Section 9 (d)(1), TKT's right to initiate and prosecute legal actions and to control the proceedings is subject to the following Shire Right to Control when the proceedings involve issues that Shire believes reasonably relate to an EPO Determination (as defined herein). The Shire Right to Control consists of the following:

                    (i) The parties will appoint an arbitrator who is a senior litigation partner from a well established intellectual property law firm with at least ten years of relevant experience. The arbitrator will be selected by the parties, and the parties will agree upon an appropriate arbitration mechanism and procedure, including some agreed upon standards by which the arbitrator should resolve any conflict of interest between the parties, prior to the initiation of an infringement action (or at an earlier mutually agreed to time).

                    (ii) In the event that TKT initiates an infringement action involving TKT Patent Rights, TKT will keep Shire fully informed of the proceedings, including the litigation strategy, and will consult with Shire prior to taking any material actions in the litigation that would result in a final determination on the rights of Shire.

                    (iii) Shire shall have the right to challenge, before the arbitrator, any proposed decision by TKT during the litigation proceeding that relates to GA-EPO or Second Generation Products (an "EPO Determination") that Shire reasonably believes will have a materially adverse effect on its development, manufacture, distribution, import, export and sale of EPO in the Territory (an "Adverse EPO Determination"). If the arbitrator finds that TKT's proposed action would be reasonably likely to result in an Adverse EPO Determination, then TKT shall have the right to control the litigation strategy with respect to the EPO Determination solely to the extent necessary to avoid an Adverse EPO Determination. Each decision involving an EPO Determination will be subject to the same arbitration challenge mechanism and each such dispute will be decided separately by the arbitrator.

                    (iv) The arbitrator shall, at the conclusion of the arbitration proceedings, make findings that include a determination of the appropriate scope, if any, of TKT's right to control and appropriate guidelines for managing any conflicts of interest of the parties in the litigation. This decision shall take into account the relative impact of expected outcomes on the interests of each of the parties, shall reflect the fact that the financial terms of Shire's license hereunder are those of an asset purchase rather than a license, and shall be reasonably tailored to the magnitude of the expected harm that might be suffered by each party. In the event of conflict of interest between the parties on litigation strategy that has an impact both on the EPO Determination and on other issues involved in the litigation that would impact TKT's interests, the arbitrator will have the right to determine which party's interest should prevail with respect to the issue in dispute, taking into account the relative impact of expected outcomes on the interests of each party.

                    (v) If and when Shire acquires the right to control any part of the litigation pursuant to this Shire Right to Control, Shire will keep TKT fully informed of its proposed actions, including the litigation strategy, will consult with TKT prior to taking any material actions in the litigation proceedings, and will ensure that TKT has reasonable opportunity to respond to Shire's proposed actions prior to such actions being taken. The parties will provide reasonable cooperation to each other and coordinate on litigation strategy that reasonably protects their respective interests.

          (d) No Adverse Settlement Without Consent of the Other Party. Neither party will settle any suit involving the TKT Patent Rights, TKT Technology or Aventis Technology in a manner that would compromise the other party's rights under this Agreement without such party's consent.

          (e) Cooperation. In any action, the Parties will cooperate fully and will provide each other with any information or assistance that either may reasonably request. The Parties shall keep each other informed of developments in such action or proceeding, including to the extent permissible by law and contracts, the status of any settlement negotiations and the terms of any offer related thereto.

     9.7. Defense of Third Party Infringement Other than Declaratory Judgment Actions.

          (a) Notice. If either Party or any of its Affiliates becomes aware of the potential for a claim of infringement, or is named as a defendant in a legal proceeding by a Third Party alleging infringement of a Third Party patent or other intellectual property right as a result of the development, manufacture, use, distribution for sale, sale, offer for sale, or importation of GA-EPO or a Second Generation Product in any country in the Territory, and to the extent such claim does not implicate rights included within the scope of Section 9.6, the Party first having such knowledge or notice of such Third Party claim shall promptly notify the other Party.

          (b) Defendant's Right to Control Its Own Defense.

                    (i) Each party shall have the sole right and responsibility to respond to, defend or prosecute any actions, challenges, infringements, misappropriations or proceedings brought by a Third Party against such party based upon the development, manufacture, use, distribution for sale, sale, offer for sale, or importation of GA-EPO or Second Generation Products in the Territory. The party named as a defendant in any such action shall have control over its own defense at its own expense.

                    (ii) Parties will provide reasonable cooperation to each other and will keep each other reasonably informed of any legal proceedings. Each party shall, at its own option and expense, have the right to join such action at its own expense solely to the extent that such action implicates such party's rights under this Agreement.

                    (iii) No Adverse Settlement By One Party Without the Other Party's Consent. Neither party will take any actions or settle any suit involving the TKT Patent Rights or TKT Technology or Aventis Technology in a manner that would compromise or adversely impact any rights of the other party without obtaining the prior written consent of such party.

     9.8. Sharing of Recovery. Any recovery obtained by either Party in connection with or as a result of any action contemplated by Section 9.6 or
Section 9.7 whether by settlement or otherwise, shall be shared in order as follows (and any damages shall be borne as follows):

                    (i) the Party that prosecuted, or that controlled the defense of, the action shall recoup all of its costs and expenses incurred in connection with such action;

                    (ii) the other Party shall then, from funds remaining, recover its costs and expenses incurred in connection with such action to the extent that such costs and expenses are reasonably incurred to comply with such Party's obligations under this section, or to the extent that such Party participates in the prosecution or defense of such action but not as a party thereto;

                    (iii) any amount remaining shall be retained by the party initiating the suit (or any amount owed as a result of such suit paid by such party).

                               10. INDEMNIFICATION

     10.1. Indemnification.

          (a) Mutual Indemnification. Each Party will indemnify and hold the other Party and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against all liabilities, penalties, costs, losses, damages and expenses (including reasonable attorneys fees and expenses) ("Losses") to the extent incurred and arising out of or resulting from claims asserted by Third Parties relating to: (i) the negligence, recklessness or intentional acts or omissions of the indemnifying Party or its Affiliates, and their respective directors, officers, employees and agents with respect to this Agreement and the transactions contemplated hereby; and (ii) any breach of a representation, warranty, covenant or agreement, including any obligation of Shire to make payments under Section 6.5 hereof, of the indemnifying Party hereunder (except to the extent such Loss arose out of or resulted from the negligence, recklessness or intentional acts or omissions of the other Party or its Affiliates, and their respective directors, officers, employees and agents).

          (b) Indemnification by Shire. To the extent not subject to Section 10.1(a) hereof, Shire will indemnify and hold TKT, its Affiliates, and their respective directors, officers, employees and agents (the "TKT Indemnitees"), harmless from and against all Losses to the extent incurred and arising out of or resulting from claims asserted by Third Parties relating to (i) the development, manufacture or commercialization of GA-EPO by Shire, its Affiliates, licensees, sublicensees or distributors after the Effective Date, regardless of whether such development, manufacture or commercialization is in the Territory (it being understood that Shire has no rights under this Agreement to commercialize GA-EPO or Second Generation Products outside the Territory); provided, however, that Shire shall not be liable to TKT with respect to manufacturing under this Section 10.1(b) prior to the date that any licensee or sublicensee of TKT, including Lonza, contracts directly with Shire and shall not be liable for any costs that TKT incurs pursuant to its right to control its own defense against a Third Party claim in Section 9.7, (ii) bodily injury, death or property damage attributable to Shire's performance of its obligations under this Agreement, or the manufacture, distribution, sale or use of GA-EPO by Shire or its Affiliates in the Territory after the Effective Date, except to the extent such GA-EPO was provided to Shire by TKT, (iii) any negligent act or omission of Shire or its Affiliates, distributors, wholesalers, sublicensees or agents in the promotion, marketing, distribution and sale of GA-EPO, (iv) violations of any applicable law or regulation by Shire or its Affiliates or sublicensees (acting under an agreement with Shire) by virtue of which GA-EPO manufactured, distributed or sold will be alleged or determined to be not in compliance with any applicable law or regulation, or (v) any negligent act or omission of Shire or its Affiliates in connection with interactions and communications with governmental authorities.

          (c) Indemnification by TKT. To the extent not subject to Section 10.1(a) hereof, TKT will indemnify and hold Shire, its Affiliates, and their respective directors, officers, employees and agents and sublicensees (the "Shire Indemnitees"), harmless from and against all Losses to the extent incurred and arising out of or resulting from claims (including product liability claims in tort, contract, strict liability or any other theory of liability) asserted by Third Parties relating to: (i) the development, manufacture or commercialization of GA-EPO by TKT, its Affiliates, licensees, sublicensees or distributors (including Aventis and Lonza) prior to the Effective Date, regardless of whether such development, manufacture or commercialization is in the Territory, (ii) the development, manufacture or commercialization of GA-EPO by TKT, its Affiliates, licensees, sublicensees or distributors (including Aventis and Lonza) after the Effective Date, regardless of whether such development, manufacture or commercialization is in the Territory (it being understood that TKT has no rights under this Agreement to commercialize GA-EPO in the Territory after the Effective Date); provided, however, that TKT shall not be liable to Shire under this Section 10.1(c)(ii) for activities undertaken after the Effective Date by any licensee or sublicensee of TKT that contracts directly with Shire to the extent they perform for Shire (including the assignment of the Lonza Agreement as contemplated hereby), after such contract with Shire or assignment to Shire occurs and provided that TKT shall not be liable for any costs that Shire incurs pursuant to its right to control its own defense against a Third Party claim in Section 9.7, (iv) bodily injury, death or property damage attributable to the Drug Substance, Finished Product, raw materials related to the manufacture of Drug Substance and Finished Product, and GA-EPO in the process of being manufactured provided to Shire by TKT, due to a failure to meet Specifications (as defined in the Lonza Agreement) or other applicable requirements of Section 7.5, or (v) any use by either TKT or Aventis of any information provided to TKT by Shire under this Agreement for purposes of TKT's fulfillment of its obligations to Aventis under the Aventis Agreement, in any manner inconsistent with the Aventis Agreement or this Agreement.

     10.2. Defense of Claim. The Party seeking indemnification hereunder agrees to give the other Party (a) prompt written notice of the institution of any claims asserted or made, (b) to the extent the indemnifying party is so obligated, but subject to Section 9 hereof, the opportunity to defend, negotiate and settle such claims, and (c) reasonable assistance in the defense of such claims. Notwithstanding the above, neither party shall be liable for the costs incurred by the other party pursuant to the exercise of the other party's rights under Section 9.7(a).

     10.3. Settlements. Neither Party may settle a claim or action covered by this Article 10 hereof without the prior written consent of the other Party if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or contractual obligation. Any payment made by a Party to settle any such claim or action will be at its own cost and expense.

     10.4. Insurance. Shire will, during the Term, maintain commercially reasonable amounts of insurance or self-insurance given the size, nature and scope of its business from a reputable insurance carrier to cover against liability risks, including product liability insurance for the benefit of TKT. Shire will provide TKT with evidence of such insurance or self-insurance upon request.

     10.5. No Consequential Damages. IN NO EVENT WILL ANY PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE; PROVIDED THAT THIS LIMITATION WILL NOT LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES PURSUANT TO ARTICLE 10 HEREOF FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

                               11. CONFIDENTIALITY

     Each Party agrees and will undertake to keep any information regarding GA-EPO or otherwise received under this Agreement confidential and will refrain from disclosing it to any Third Party, unless (and to the extent) compelled to disclose by judicial or administrative process or, in the opinion of such Party's counsel, by the requirements of applicable law or regulations (including Securities and Exchange Commission rules and regulations), in which case the Party seeking to disclose such information will give the other Party reasonable advance notice of such disclosure in order to permit the other Party to seek an appropriate protective order or to attempt to reach mutual agreement regarding the portions of such information that should be subject to a request for confidential treatment, and except to the extent that such information (a) is required to be disclosed by either Party in order to carry out its rights or obligations hereunder, (b) is in the public domain through no fault of the Party to which it is furnished, including through prior public disclosure made in accordance with this Article 11, (c) is independently developed by the Party to which it is furnished without use of, reference to, or reliance upon, the furnishing Party's information, as evidenced by written documentation, or (d) is later lawfully acquired from other sources (without obligations of confidentiality) by the Party hereto to which it is furnished. Notwithstanding the foregoing, the Parties will issue a joint press release disclosing the existence and principal provisions of this Agreement, the text of which first will have been reviewed and approved by each Party (such approval not to be unreasonably withheld or delayed); provided, however, that such press release will not disclose any proprietary information of the other Party. Notwithstanding the foregoing, Shire recognizes and agrees that TKT will file this Agreement in connection with its securities filings in the United States and TKT acknowledges that Shire may also file this Agreement in connection with its own securities filings and related regulatory obligations. Each Party also agrees not to use any confidential information of the other Party obtained by it in connection with this Agreement for any purpose other than the to fulfill its obligations hereunder.

     Each Party will be permitted to share information described in this Article 11 with Affiliates, employees, agents, sublicensees and subcontractors; provided, however, that such Affiliates, employees, agents, sublicensees and subcontractors are required to keep such information confidential. Shire acknowledges and agrees that TKT is permitted to share information about GA-EPO and this Agreement, including information described in this Article 11, with Sanofi-Aventis, Aventis and Lonza; provided, however, that upon assignment of the Lonza Agreement to Shire, TKT will not make any further disclosures of any information described in this Article 11 to Lonza except to the extent required to complete TKT's obligations under Section 2.2 hereof. Specifically, TKT is permitted to provide Sanofi-Aventis and Aventis with information required to be provided by TKT to them under the Aventis Agreement, including information related to the development, manufacture and sale of GA-EPO and any Second Generation Product, such as copies of regulatory filings and correspondence with Regulatory Authorities, manufacturing documentation (including batch records, protocols, and manufacturing processes), and pre-clinical and clinical information. TKT acknowledges and agrees that Shire is permitted to share information about GA-EPO and this Agreement, including information described in this Article 11, with Sanofi-Aventis, Aventis, Lonza and Vetter; provided, however, that Shire will not communicate with Sanofi-Aventis or Aventis prior to the Effective Date hereof. Furthermore, Shire and TKT may file such information publicly to the extent that such Party is required to do so in compliance with the rules and regulations promulgated by the United States Securities and Exchange Commission or equivalent foreign regulatory bodies.

     Notwithstanding the foregoing, TKT acknowledges and agrees that Shire may publish the results of any clinical studies conducted by Shire with respect to GA-EPO under this Agreement on Shire's Clinical Trials Register and that such publication will not be a breach of the confidentiality obligations provided in this Article 11.

                            12. TERM AND TERMINATION

     12.1. Term. This Agreement will expire upon the later of (a) the last to expire of any patents included in the Aventis Technology, TKT Patents, TKT Technology, or Manufacturing Know How; or (b) and the existence of any Confidential Information still residing in the Aventis Technology, TKT Patents, TKT Technology, or Manufacturing Know How. Upon expiration of this Agreement, Shire will have a fully paid-up, royalty-free right and license under the Aventis Technology, TKT Patents, TKT Technology, or Manufacturing Know How to make, have made, use, sell, offer for sale, distribute and otherwise exploit EPO in the Territory. In addition, upon expiration of this Agreement, Shire will have the exclusive right to promote and sell GA-EPO under the Trademarks and any trademarks contained within Aventis Technology.

     Notwithstanding the preceding, this Agreement will have no force and effect upon the earlier of (i) the Effective Time (as defined in Section 2.01 of the Merger Agreement) and (ii) termination of the Merger Agreement (except pursuant to Section 11.04(e) of the Merger Agreement).

                                13. MISCELLANEOUS

     13.1. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, and the Merger Agreement of April 21, 2005, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof. Except as otherwise provided expressly herein, no modification, amendment or supplement to the Merger Agreement, this Agreement or to such Exhibit or Schedule will be effective for any purpose unless in writing and signed by the Parties hereto.

     13.2. Binding Effect; Assignment. This Agreement may not be assigned or otherwise transferred by TKT without the consent of Shire; provided, however, that TKT may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by TKT or its direct or indirect parent corporation, or (b) in connection with a merger, consolidation or sale of substantially all of TKT's assets to a Third Party; provided, however, that TKT's rights and obligations under this Agreement will be assumed by its successor in interest in any such transaction and will not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence will be void. Shire may assign its rights herein, and this Agreement, without TKT's consent, subject to the Aventis Agreement; provided, however, that no such assignment shall relieve Shire of any of its obligations hereunder.

     13.3. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law provisions thereof. To the extent it may be applicable, the Parties intend that the United Nations Convention on the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna on April 11, 1980, will not apply.

     13.4. No Waiver; Remedies. No failure on the part of either Party hereto to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right preclude any other future exercise thereof or the exercise of any other right. The remedies herein are cumulative and not exclusive of any remedies provided by law.

     13.5. Force Majeure. Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, peril of the sea, acts of war (whether war is declared or not), locusts, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

     13.6. Notices. All notices, reports and communications permitted or required by this Agreement will be in writing, will be in English and will be deemed given when delivered personally or transmitted by facsimile (and telephonically confirmed), four (4) business days after being mailed by registered or certified mail with postage prepaid and returned receipt requested, or when received, if sent by commercial overnight courier with fees prepaid (if available; otherwise, by the next best class of service available), to the Parties at the following addresses:

     To Shire: Shire Pharmaceutical Group plc.

     To TKT:   Transkaryotic Therapies, Inc. 700 Main Street
               Cambridge, Massachusetts 02139
               Attention: President and Chief Executive Officer
               With a copy to: Legal Department
               Phone: 617-349-0200
               Fax: 617-349-0550

     13.7. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, to the extent that the purpose of this Agreement is not materially altered, or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.8. Relationship of Parties. Shire will act as an independent contractor with respect hereto. Nothing in this Agreement will constitute or be deemed to constitute either Party as the legal representative or agent of the other, nor will either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, in the name or on behalf of the other Party. The Parties do not intend, by entering into this Agreement, to enter into a partnership arrangement as described in the Internal Revenue Code of 1986, as amended, and applicable regulations.

     13.9. Dispute Resolution.

          (a) Except as otherwise expressly provided in the Merger Agreement, any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by any Party of its obligations hereunder, whether before or after termination of this Agreement, that is not resolved by the Parties within thirty
(30) days after notice of such dispute is given by one Party to the other in writing will be referred to the Chief Executive Officers of TKT and Shire or their designees who are authorized to settle such disputes on behalf of their respective companies (the "Senior Executives"). The Senior Executives will meet for negotiations within thirty (30) days after the end of such 30-day period referred to above, at a time and place mutually acceptable to both Senior Executives. If the Dispute has not been resolved within thirty (30) days after the end of the original 30-day period referred to above (which period may be extended by mutual agreement), subject to any rights to injunctive relief and unless otherwise specifically provided for herein, such dispute will be finally resolved as provided in Section 13.9(b) hereof.

          (b) Except as otherwise expressly provided in the Merger Agreement, Shire and TKT agree that any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by any Party of its obligations hereunder, whether before or after termination of this Agreement (other than a dispute described in Section 6.7 hereof), that is not resolved by the Parties pursuant to 13.9(a) hereof, will be resolved by the state and federal courts of the State of Delaware. TKT and Shire each hereby irrevocably submit to the jurisdiction of such courts with a venue in Wilmington or as close to Wilmington as possible under applicable law; provided, however, that each Party will have the right to institute judicial proceedings against the other or any Party acting on the other's behalf in any jurisdiction in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or any other form of injunctive relief. TKT and Shire hereby irrevocably waive any right to a jury trial and any objection relating to the venue of any dispute, action, or proceeding relating to this Agreement in the State of Delaware, including any claim that the State of Delaware is not a convenient forum.

          (c) In the event that TKT and Aventis become involved in a dispute related to the Aventis Agreement, Shire will provide TKT in a timely manner with such information and support as TKT may reasonably request in order to allow TKT to adequately represent itself during such dispute, such support to be at TKT's cost.

     13.10. Language. This Agreement is executed in the English language. A translation of this Agreement may be provided for understanding; provided, however, that in the event of any discrepancy or contradiction between this original English version and any translation hereof, this original English version will prevail.

     13.11. Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder; provided, however, that Shire and TKT will remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

     13.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will constitute one and the same agreement.

     13.13. Expenses. Each Party will pay its own expenses except as specifically provided herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers under seal as of the date first above written.

TRANSKARYOTIC THERAPIES, INC.             SHIRE PHARMACEUTICAL GROUP PLC


By: /s/ David Pendergast                  By: /s/ Mathew Emmens
---------------------------------------   --------------------------------------
Name: David Pendergast,                   Name: Matthew Emmens
Title: President and CEO                  Title: Chief Executive Officer

                                    EXHIBIT A

                              DESCRIPTION OF GA-EPO

     [**].

                                    EXHIBIT B

                    TKT INTELLECTUAL PROPERTY AND TRADEMARKS

COUNTRY   REFERENCE# TYPE   FILED   SERIAL#   ISSUED   PATENT#   STATUS
-------   ---------------   -----   -------   ------   -------   ------
  [**]          [**]         [**]     [**]     [**]      [**]     [**]

COUNTRY   REFERENCE#   TYPE   FILED   SERIAL#   ISSUED   PATENT#   STATUS
-------   ----------   ----   -----   -------   ------   -------   ------
  [**]       [**]      [**]    [**]    [**]      [**]      [**]     [**]

COUNTRY   REFERENCE#   TYPE   FILED   SERIAL#   ISSUED   PATENT#   STATUS
-------   ----------   ----   -----   -------   ------   -------   ------
[**]         [**]      [**]    [**]     [**]     [**]      [**]     [**]

                                      [**]

COUNTRY   REFERENCE#   FILED   APPL#   REGDT   REG#   STATUS CLASSES
-------   ----------   -----   -----   -----   ----   --------------
  [**]       [**]       [**]    [**]    [**]   [**]        [**]

COUNTRY   REFERENCE#   FILED   APPL#   REGDT   REG#   STATUS CLASSES
-------   ----------   -----   -----   -----   ----   --------------
  [**]       [**]       [**]    [**]    [**]   [**]        [**]

COUNTRY   REFERENCE#   FILED   APPL#   REGDT   REG#   STATUS CLASSES
-------   ----------   -----   -----   -----   ----   --------------
  [**]       [**]       [**]    [**]    [**]   [**]        [**]

COUNTRY   REFERENCE#   FILED   APPL#   REGDT   REG#   STATUS CLASSES
-------   ----------   -----   -----   -----   ----   --------------
  [**]       [**]       [**]    [**]    [**]   [**]        [**]

EXHIBIT C

                          AVENTIS TECHNOLOGY - PATENTS

                          HEPARIN CHROMATOGRAPHY DOCKET

COUNTRY   REFERENCE#   TYPE   FILED   SERIAL#   ISSUED   PATENT#   STATUS
-------   ----------   ----   -----   -------   ------   -------   ------
  [**]       [**]      [**]   [**]     [**]      [**]     [**]      [**]

EXHIBIT D

     THIRD PARTY TECHNOLOGY CONTAINED IN AVENTIS TECHNOLOGY AND ASSOCIATED COSTS

None.

                                    EXHIBIT E

                             CHEMICAL COMPARABILITY

COMPARABILITY AND PROCESS/PRODUCT CONSISTENCY OF DRUG SUBSTANCE MANUFACTURED AT 2000L BY LONZA UK WITH THE DRUG SUBSTANCE MANUFACTURED AT 2000L BY LONZA US

[**].

[**].

[**].

[**].

COMPARABILITY

RELEASE TESTS

[**].

[**].

The release tests and acceptance criteria are presented in Table 1.

            TABLE 1 - ANALYTICAL METHODS AND COMPARABILITY ACCEPTANCE
                      CRITERIA FOR GA-EPO LOT RELEASE TESTS

ANALYTICAL METHOD   ACCEPTANCE CRITERIA
-----------------   -------------------
CHARACTERISTICS
[**].               [**].

IDENTITY
[**].               [**].

     CHARACTERIZATION TESTS

[**].

            TABLE 2 - ANALYTICAL METHODS AND COMPARABILITY ACCEPTANCE
              CRITERIA FOR GA-EPO ADDITIONAL CHARACTERISATION TESTS

[**]           [**]

[**].
     DRUG SUBSTANCE STABILITY

[**].

PRODUCT AND PROCESS CONSISTENCY

[**]:

-    [**];

-    [**];

-    [**].

[**].

Exhibit F

                               AVENTIS TRADEMARKS

1.   Dynepo

                                  Schedule 7.1

                              DISCLOSURES REGARDING
                      REPRESENTATIONS AND WARRANTIES OF TKT

1.   [**].

2.   [**].

3.   [**].

4.   [**].

Agreement shall be deemed incorporated by reference into this Schedule 7.1.


                                      -3-